Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 26, 2020, with respect to our audits of the consolidated financial statements of SilverSun Technologies, Inc. and Subsidiaries, as of December 31, 2019 and 2018 and for each of the years in the two year period ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

East Hanover, New Jersey

October 1, 2020